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                                                                      Exhibit 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               THE ANDERSONS, INC.


                                      Three Months Ended
  (In thousands, except for ratio)         March 31                    Year ended December 31
                                        2003      2002      2002      2001      2000      1999      1998
                                      ------------------- ------------------------------------------------
Computation of earnings
  Income before income taxes           $   596   $ 2,312   $19,834   $11,931   $14,364   $11,959   $13,006
  Add:
    Interest expense on indebtedness     2,303     2,713     9,812    11,570    11,829     9,517     8,954
    Interest portion of rent expense       942       872     3,627     3,587     3,620     3,654     4,468
                                      ------------------- ------------------------------------------------
  Earnings                             $ 3,841   $ 5,897   $33,273   $27,088   $29,813   $25,130   $26,428
                                      =================== ================================================

Computation of fixed charges
  Interest expense on indebtedness     $ 2,303   $ 2,713   $ 9,812   $11,570   $11,829   $ 9,517   $ 8,954
  Interest portion of rent expense         942       872     3,627     3,587     3,620     3,654     4,468
                                      ------------------- ------------------------------------------------
  fixed charges                        $ 3,245   $ 3,585   $13,439   $15,157   $15,449   $13,171   $13,422
                                      =================== ================================================

Ratio of earnings to fixed charges        1.18      1.64      2.48      1.79      1.93      1.91      1.97
                                      =================== ================================================